Exhibit 10.4
SUPPLY AGREEMENT
     This SUPPLY AGREEMENT (this “Agreement”) is made and entered into as of the 31st day of July, 2007 (the “Effective Date”) by and between IMATION CORP., a corporation organized under the laws of Delaware, USA (“Imation”), and TDK CORPORATION, a corporation organized under the laws of Japan (“TDK”).
     WHEREAS, Imation and TDK have entered into a certain Acquisition Agreement dated as of April 19, 2007 (the “Acquisition Agreement”), whereby Imation has agreed to purchase TDK’s sales, service and support functions for Removable Recording Media Products;
     WHEREAS, the Acquisition Agreement provides that Imation and TDK will enter into an agreement pursuant to which TDK will supply Imation and its Subsidiaries with their requirements of the Products (as defined herein); and
     WHEREAS, Imation and TDK agree to enter into such an agreement on the terms and conditions set forth below.
     NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, Imation and TDK agree as follows:
1. Definitions
     1.1 Certain Defined Terms. The following terms, when used in capitalized form in this Agreement, will have the meanings set forth below:
     “OUS License” means the Trademark License Agreement entered into by IMN Data Storage Holdings C.V., a Dutch private limited partnership, and TDK concurrently with the execution of this Agreement.
     “Products” means the finished goods and other products listed on Exhibit I, as such exhibit may be amended from time to time in accordance with Sections 2.3 and 3.3 or otherwise by mutual agreement of Imation and TDK.
     “Product Specifications” means the specifications for the Products as may be amended, modified or supplemented in accordance with this Agreement. The initial Product Specifications are attached to this Agreement as Exhibit V.
     “TDK Brand License” means the Trademark License Agreement entered into by Imation and TDK concurrently with the execution of this Agreement.
     “TDK Product Category” means any category of Removable Recording Media Products and Accessory Products listed on Exhibit VII.

**	The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

     “TDK Trademark” means any trademark of TDK that is a Licensed Trademark, as such term is defined in the TDK Brand License.
     1.2 Other Defined Terms; Interpretation and Usage. All other capitalized terms used but not defined in this Agreement, but defined in the Acquisition Agreement, will have the meanings assigned to them in the Acquisition Agreement. Interpretation and usage of terms will be as set forth in the Acquisition Agreement.
2. Supply and Purchase Commitments
     2.1 Supply Commitment. TDK will use commercially reasonable efforts to supply Products to Imation and its Subsidiaries as set forth in Section 4 during the term of this Agreement. For the avoidance of doubt, TDK’s supply commitment under this Section 2.1, Section 4 and otherwise under this Agreement will not require building or acquiring manufacturing capacity or holding inventory.
     2.2 Exclusivity. TDK will not, and will cause its Subsidiaries not to, sell any Product to third parties for resale under any trademarks of TDK or any of its Affiliates for so long as Imation is purchasing such Product from TDK; provided, however, that commencing on the fifth (5th) anniversary of the Effective Date TDK or any of its Subsidiaries may sell any Product to third parties for resale under any trademarks of TDK or any of its Affiliates that are not a TDK Trademark or confusingly similar to a TDK Trademark (collectively, “Other TDK Trademarks”). In the event that TDK sells a Product under such Other TDK Trademarks after such fifth (5th) anniversary, Imation’s purchase commitment under Section 2.3 shall no longer apply with respect to such Product. For the avoidance of doubt, TDK may supply any Products hereunder to third parties for resale under a third-party brand and this Section 2.2 shall not limit or otherwise modify any rights of Imation under the Acquisition Agreement or the Brand License Agreement.
     2.3 Purchase Commitment. Imation will, and will cause each of its Subsidiaries to, purchase from TDK all of its respective requirements for Removable Recording Media Products and Accessory Products that: (i) are in any of the TDK Product Categories, (ii) are to be sold under any TDK Trademark, and (iii) TDK is able to supply with prices, delivery performance and features that are competitive with the prices, delivery performance and features of comparable Removable Recording Media Products and Accessory Products that Imation and its Subsidiaries can purchase from a third party. Any Removable Recording Media Product and Accessory Products subject to the purchase commitment set forth in this Section 2.3, will automatically be deemed and become a Product, and, if necessary, the parties will promptly amend Exhibit I consistent herewith. For purposes of this Section 2.3, “delivery performance” means on-time shipment in accordance with this Agreement.
3. Product Changes
     3.1 Modifications. TDK may not change the form, fit or function of a Product Imation is purchasing from TDK without the prior written consent of Imation, which consent may not be unreasonably withheld or delayed. For the avoidance of doubt, Imation may not withhold or delay consent if TDK proposes a change for the purpose of addressing a Product’s actual or potential infringement of third party rights, to address safety issues or concerns, or to comply with applicable regulatory requirements; and TDK agrees to use commercially reasonable efforts to minimize any adverse effect of the proposed change. TDK will notify Imation in advance of, and discuss with Imation, any such change in process or materials that could materially and adversely affect the performance of a Product Imation is purchasing from TDK. The parties may agree, from time to time, upon reasonable additional standards and tests to be performed by TDK for any change in process or materials. TDK will use commercially reasonable efforts to discuss with Imation in advance the specifications for any new version of a Product Imation is purchasing from TDK or any new Removable Recording Media Product or Accessory Product in any of the TDK Product Categories and that TDK intends to make generally available for sale to its customers. Except as set forth in Section 2.2, nothing in this Agreement shall restrict TDK from commercializing a new version of a Product or a new product.

     3.2 Discontinued Products. TDK may discontinue a Product Imation is purchasing from TDK upon not less than one hundred twenty (120) days’ written notice to Imation; provided that Imation and its Subsidiaries will have the right to issue a final Purchase Order of the discontinued Product during such period and on such other terms and conditions as are mutually agreed upon between the parties. Such final Purchase Order will be firm, at a fixed price and non-cancelable, and will provide for shipment no later than one (1) year after the order date set forth therein. Products ordered will be non-returnable except as provided in Section 6.2 or 9.3.
     3.3 New Products. In the event that (i) Imation or any of its Subsidiaries intends to sell a Removable Recording Media Product under a TDK Trademark that is not in a TDK Product Category (the “New Product”), and (ii) it is commercially reasonable for TDK to supply the New Product (for the avoidance of doubt, as of the Effective Date, it would not be commercially reasonable for TDK to supply flash drives and cards, DVD discs, and HD DVD discs, although any of these may change over time depending on the future direction of TDK), then TDK will have the exclusive right of first negotiation and refusal to supply the New Product as follows: Imation will in good faith and promptly notify TDK in writing of its intention to sell the New Product, provide TDK with draft specifications for the New Product and consult with TDK with respect to the intended market and specifications (the “New Product Specifications”) for the New Product and with respect to other matters relating to its commercialization. Once Imation has completed the New Product Specifications, Imation will deliver them to TDK, and (i) TDK will have the exclusive right to elect whether to supply the New Product to Imation and will exercise such right as promptly as commercially reasonable but not later than thirty (30) days after TDK’s receipt of the New Product Specifications; (ii) starting upon TDK’s receipt of the New Product Specifications, the parties then will negotiate in good faith and exclusively a price for the New Product that is competitive; and (iii) TDK will provide a commercialization schedule that is competitive. If TDK elects not to supply the New Product, the parties in good faith are unable to agree on such price for the New Product within sixty (60) days after the date on which TDK received the New Product Specifications or TDK does not provide a commercialization schedule that is competitive within sixty (60) days after the date on which TDK received the New Product Specifications, then Imation may make other arrangements for supply of such New Products. Otherwise, the New Product will become subject to the supply and purchase commitments set forth in Article 2. Nothing in this Section 3.3 will prevent either party from entering into a written joint development agreement with a third party to develop a new product, and Imation shall not be required to buy a New Product from TDK if (i) joint development of the specific New Product under such agreement requires at least a twelve (12)-month period prior to commercial launch and (ii) either (x) Imation manufactures the New Product itself and does not outsource the manufacture of such New Product to any third party or (y) Imation is required under the joint development agreement to have the New Product manufactured by the other party to the joint development agreement.

4. Purchase Orders and Forecasts
     4.1 Forecasts.
          (a) To allow TDK to schedule production and control costs, Imation will provide in good faith to TDK a rolling forecast of Products that Imation and its Subsidiaries expect to purchase from TDK for shipment over the next six (6) months, specifying the quantities of Product to be purchased on: (i) a weekly basis for the first month of such forecast and a monthly basis for the remaining five (5) months of such forecast; and (ii) a Product-by-Product and region-by-region basis with respect to each such month and week (the “Rolling Forecast”). Imation will endeavor to deliver each such Rolling Forecast to TDK by the seventh (7th) day of the month preceding the period covered by such Rolling Forecast. The Rolling Forecast will be non-binding except as provided in Sections 4.1(b) and 4.1(c).
          (b) Imation will be obligated to purchase from TDK in any month (the “Purchase Month”) a quantity of a particular Product for a particular region (the “Forecasted Product”) equal to the highest of the following:
               (i) ** percent (**%) of the quantity of Forecasted Products previously forecasted for the Purchase Month in the Rolling Forecast that was two-prior to the then-current and timely submitted Rolling Forecast (the “Current Rolling Forecast”) (i.e., when the Purchase Month was the third (3rd) month of a preceding Rolling Forecast);
               (ii) ** percent (**%) of the quantity of Forecasted Products previously forecasted for the Purchase Month in the Rolling Forecast prior to the Current Rolling Forecast (i.e., when the Purchase Month was the second (2nd) month of a preceding Rolling Forecast); and
               (iii) ** percent (**%) of the quantity of Forecasted Products forecasted for the Purchase Month in the Current Rolling Forecast (i.e., when the Purchase Month is the first (1st) month of the Current Rolling Forecast).
          (c) TDK will be obligated to supply to Imation in the Purchase Month a quantity of the Forecasted Products equal to the lowest of the following:
               (i) ** percent (**%) of the Forecasted Products previously forecasted for the Purchase Month in the Rolling Forecast that was two-prior to the Current Rolling Forecast (i.e., when the Purchase Month was the third (3rd) month of a preceding Rolling Forecast);
               (ii) ** percent (**%) of the quantity of Forecasted Products previously forecasted for the Purchase Month in the Rolling Forecast prior to the Current Rolling Forecast (i.e., when the Purchase Month was the second (2nd) month of a preceding Rolling Forecast); and

**	The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

               (iii) ** percent (**%) of the quantity of Forecasted Products forecast for the Purchase Month in the Current Rolling Forecast (i.e., when the Purchase Month is the first (1st) month of the Current Rolling Forecast).
          (d) Imation also will provide in good faith to TDK a non-binding twelve (12)-month forecast for Products to be purchased by Imation and its Subsidiaries as part of Imation’s operational planning process in December of each year.
     4.2 Purchase Orders.
          (a) Imation will, and will cause each of its Subsidiaries to, order Products by submitting purchase orders for each forecasted week of the Purchase Month (each, a “Purchase Order”) to TDK no later than two (2) weeks in advance of such forecasted week. Each Purchase Order will specify the type and quantity of Products to be purchased and the requested shipment dates. After receiving a Purchase Order, TDK will issue a confirmation to such Purchase Order (each, a “Purchase Order Confirmation”) no later than five (5) days in advance of such forecasted week. Each Purchase Order Confirmation will: (i) confirm the shipment date requested by Imation or its Subsidiary, as the case may be, or an earlier shipment date or, to the extent TDK is unable to ship by the shipment date requested by Imation or its Subsidiary, as the case may be, and subject TDK’s obligations in Section 4.6, specify the earliest date on which TDK is able to ship; and (ii) confirm the quantities requested by Imation or its Subsidiary, as the case may be, or, if TDK is unable to supply the quantities requested by Imation or its Subsidiary, as the case may be, and subject TDK’s obligations in Section 4.6, specify the quantities which TDK is able to supply. TDK will use commercially reasonable efforts based on lead time and other factors to ship by the shipment date requested by Imation or its Subsidiary, as the case may be; provided, that if TDK fails to ship any Products in accordance with TDK’s minimum supply commitment as set forth in Section 4.1(c) and such failure is not due in whole or in part to Imation or its Subsidiaries, including as a consequence of a Supply Constraint Situation pursuant to Section 4.6, the price for such Products shall be the lower of (i) the price of such Products on the relevant Purchase Order date, and (ii) the price of such Products applicable on the date such Products are actually shipped. In addition, TDK will use commercially reasonable efforts to supply any quantities specified in a Purchase Order that are in excess of TDK’s minimum supply commitment for the relevant week as set forth in Section 4.1(c). Once issued, a Purchase Order Confirmation will be binding upon both parties except as provided in Section 4.4.
          (b) Except as otherwise agreed in writing by Imation and TDK, all sales of Products shall be governed by the terms of this Agreement and such terms shall not be varied or supplemented by any terms contained in any Purchase Order or Purchase Order Confirmation or by any course of dealings between TDK and Imation or any of its Subsidiaries with respect to supply and purchase of Products hereunder. Any Purchase Order from any of Imation’s Subsidiaries shall be deemed to be on behalf of Imation and such Purchase Order shall not create any obligation on, or duty of, TDK to such Subsidiary.
     4.3 Late Shipment. TDK will notify Imation or its Subsidiary in writing if TDK has any reason to believe that it will be unable to fully supply the quantities of Products which TDK is obligated to supply in any month. If a shipment is delayed, the parties will discuss in good faith whether expedited shipment is necessary based on Imation’s or its Subsidiaries’ commitments to customers, availability of inventory and other factors. If the parties agree that expedited shipment is necessary and applicable, TDK will be responsible for the incremental cost of such expedited shipment.

**	The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

     4.4 Rescheduling Orders. Imation and its Subsidiaries will have the right to reschedule the shipment date of any Purchase Order not later than five (5) days prior to the scheduled shipment date; provided that (i) Imation may reschedule the shipment date of any Purchase Order no more than two (2) times, (ii) any re-scheduled shipment date, whether re-scheduled from the original or a re-scheduled shipment date, will occur no later than three (3) months in the aggregate after the original shipment date of such Purchase Order and (iii) the pricing and payment terms, as determined in accordance with Section 5, as of, and applicable to, the original scheduled shipment date of such Purchase Order will continue to apply notwithstanding any rescheduled shipment date. Any further rescheduling will be subject to the written agreement of the parties.
     4.5 Shipment. Delivery will be CIF (INCOTERMS 2000) to the port specified in the Purchase Order, provided that delivery to any port not listed on Exhibit IV will be subject to written agreement of the parties (and a Purchase Order specifying any such port will not be deemed binding until such agreement is reached). Title will pass from TDK to Imation or its Subsidiary, as the case may be, when risk of loss passes. Any change from the foregoing delivery terms will be subject to the written agreement of the parties.
     4.6 Supply Constraints. “Supply Constraint Situation” means a shortage of supply, components, materials or capacity affecting the supply of the Products or a particular Product that (a) is industry- or sector-wide, or (b) is caused by demand from TDK’s internal or external customers (including but not limited to Imation and its Subsidiaries). TDK will give Imation reasonable notice of any Supply Constraint Situation that may affect the supply of Products to Imation or any of its Subsidiaries which TDK has an obligation to supply under Section 4.1(c) (the “Supply Constraint Product”). TDK will use commercially reasonable efforts to give priority to orders for Supply Constraint Products other than those that are LTO Products from Imation and its Subsidiaries over orders from TDK’s other customers, subject to pre-existing commitments by TDK, during a Supply Constraint Situation; provided that Imation and its Subsidiaries, in the aggregate, are the largest customer of TDK by revenue and volume for the Supply Constraint Product in the six (6)-month period preceding TDK’s notice of a potential Supply Constraint Situation. Imation may, upon reasonable advance written notice to TDK, request that TDK allocate a Supply Constraint Product among Imation and its Subsidiaries; provided, that the total allocation for Imation and its Subsidiaries will not be increased or decreased thereby. In the event of a Supply Constraint Situation which is not caused in significant part by demand from Imation and its Subsidiaries, (i) the parties will negotiate in good faith a plan to alleviate the Supply Constraint Situation, including without limitation extending shipment dates, prioritizing certain Purchase Orders for the Supply Constraint Product and similar actions and (ii), if the parties are unable to agree upon such a plan with respect to such Supply Constraint Product, Imation will have a right to the extent TDK is unable to meet its commitments under Section 4.1(c) to purchase Supply Constraint Products from third parties for the duration of the Supply Constraint Situation and a reasonable transition period thereafter. Notwithstanding anything else in this Agreement or otherwise, the above priority and right to purchase Supply Constraint Products from a third party will be Imation’s sole remedy and TDK’s sole liability for shipment delays and failure to supply any Product during a Supply Constraint Situation and all of TDK’s obligations under this Agreement shall be expressly subject to the terms and conditions set forth in this Section 4.6.

5. Pricing
     5.1 Product Prices. From the Effective Date through September 30, 2007, TDK will sell the Products to Imation and its Subsidiaries at the prices set forth on Exhibit II (the “Initial Product Prices”). Thereafter, the parties will determine the prices of the Products in accordance with the pricing methodology set forth on Exhibit III.
     5.2 Post-Effective Date Adjustment to Initial Product Prices
          (a) Imation will have the right to have its independent accountants inspect, upon reasonable advance notice and during normal business hours for a period of not more than twenty (20) Business Days after the Effective Date, TDK’s accounts and other records solely for the purpose of confirming that the Initial Product Prices were determined materially in accordance with the pricing methodology set forth on Exhibit II. Subject to Imation and its independent accountants’ agreement to abide by reasonable confidentiality covenants, TDK shall make its accounts and other records used in preparing the Initial Product Prices available to Imation’s independent accountants at reasonable times and upon reasonable notice in connection with the resolution by Imation and TDK of any objections to the Initial Product Prices.
          (b) If Imation has any objections to the Initial Product Prices based on the review of its independent accountants, Imation will deliver a written statement describing in reasonable detail such objections to TDK within thirty (30) days of the Effective Date. Imation and TDK shall attempt in good faith to resolve any such objections. If Imation and TDK do not reach a resolution of all objections within thirty (30) days after TDK has received a statement of objections from Imation, they shall submit the issues to the Strategic Relationship Committee for resolution.
          (c) If the Strategic Relationship Committee does not resolve all Imation’s objections to the Initial Product Prices within thirty (30) days of submission of the objections by either party to the Strategic Relationship Committee, then the parties shall submit the unresolved issues to Deloitte Touche Tohmatsu (the “Independent Accountants”) for resolution. The Independent Accountants shall be directed to determine whether Imation’s objections would require any change to the Initial Product Prices in accordance with the pricing methodology set forth on Exhibit II. The parties shall provide to the Independent Accountants, within twenty (20) Business Days after its retention, a definitive statement of the position of each party with respect to each unresolved objection and shall advise the Independent Accountants that the parties accept the accounting firm as the appropriate Person to interpret this Agreement for all purposes relevant to the resolution of the unresolved objections. Subject to reasonable confidentiality covenants, TDK shall provide the Independent Accountants access to the books, records, accounts and other records to the extent used in preparing the Initial Product Prices to the extent necessary to resolve any unresolved objections. The parties shall request the Independent Accountants to carry out a review of the unresolved objections and prepare a written statement of its determination regarding each unresolved objection together with its calculation of the Final Initial Product Prices (as defined below) based on its resolution of the parties’ objections (the “Independent Accountant’s Determination”) within thirty (30) days. The Independent Accountant’s Determination shall be set forth in writing and shall be conclusive and binding upon the parties. If Imation and TDK submit any unresolved objections to the Independent Accountants for resolution as provided in this section, (i) each of the parties shall bear its own costs and expenses and (ii) the fees and expenses of the Independent Accountants shall be borne equally by the parties.

          (d) After the date on which the final Initial Product Prices (the “Final Initial Product Prices”) shall have been finally determined pursuant to this Section 5.2:
               (i) Within seven (7) days the parties will revise Exhibit II to reflect the Final Initial Product Prices;
               (ii) If any of the Final Initial Product Prices exceeds the Initial Product Price for the corresponding Product and Imation or its Subsidiaries has paid TDK any amounts based on such Initial Product Price, within thirty (30) days Imation will pay to TDK an amount equal to the difference between (a) the aggregate amount Imation and its Subsidiaries would have paid based on the Final Product Prices and (b) the aggregate amount paid by Imation and its Subsidiaries based on the Initial Product Prices; and
               (iii) If any of the Final Initial Product Prices is less than Initial Product Price for the corresponding Product and Imation or its Subsidiaries has paid TDK any amounts based on such Initial Product Price, within thirty (30) days TDK shall pay to Imation an amount equal to the difference between (a) the aggregate amount paid by Imation and its Subsidiaries based on the Initial Product Prices and (b) the aggregate amount Imation and its Subsidiaries would have paid based on the Final Product Prices.
     5.3 Delivery Costs. All prices will be delivery CIF (INCOTERMS 2000) to the port named by Imation or its Subsidiary, as the case may be, in the applicable Purchase Order forwarded pursuant to Section 4.2. If Imation or any of its Subsidiaries requests delivery to a port other than those listed on Exhibit IV, then Imation or such Subsidiary will be responsible for any additional export, shipping, insurance and other costs that are in excess of the cost of delivery CIF (INCOTERMS 2000) to the nearest port listed on Exhibit IV; provided, that Imation may designate two (2) of the five (5) ports listed on Exhibit IV for Mexico, Central America and South America (collectively, “Latin America”) as Imation’s primary ports in Latin America (the “Primary Latin American Ports”), and only the Primary Latin American Ports will be considered to be ports listed in Exhibit IV for purposes of allocating the costs of delivery under this Section 5.3. The Primary Latin American Ports will be Buenos Aires, Argentina, and Vitoria, Brazil, on the Effective Date. From time to time, Irene may change the Primary Latin American Ports to different Latin American ports listed on Exhibit IV by written notice to Titan, which notice will be effective as the first day of the month following delivery of the notice. Imation shall, and shall cause its Subsidiaries to, use good faith commercial efforts to request in a Purchase Order that any single shipment to any particular port in Latin America or the United States be in container or greater quantities, to the extent consistent with business circumstances. If, at any given time, the monthly quantities of Products being delivered to Latin America merit consideration of increasing the number of Primary Latin American Ports, Imation and TDK shall consider in good faith a request from Imation to increase the number of Primary Latin American Ports to a maximum of five (5).
     5.4 Resale Prices. Imation and its Subsidiaries will be solely responsible for determining their resale prices for the Products.

     5.5 Payment. TDK will invoice Imation or its Subsidiaries for Products shipped under this Agreement at the time of shipment. Unless otherwise agreed, invoices shall be payable in U.S. Dollars within ninety (90) days after the date of shipment. In addition to and not in lieu or limitation of any other remedies TDK may have, if Imation fails to pay invoices when due under this Agreement TDK may request and the Strategic Relationship Committee will consider in good faith imposing on Imation additional terms, including but not limited to interest for late payments, reduced payment periods for future shipments, suspensions of shipment and other potential remedies.
     5.6 Taxes.
          (a) The Product prices, as determined by the parties in accordance with Exhibit III, are exclusive of, and Imation shall pay, any present or future national, state or local sales, use, excise or similar tax, levy, impost, fee, assessment, deduction, charge or foreign shipping charges, including without limitation forwarding, agent or brokerage fees, consular invoices, document fees and duties imposed on any payment by any taxing or other authority (any of the foregoing charges, a “Tax”), except to the extent of TDK’s obligation to pay any Taxes according to delivery CIF (INCOTERMS 2000) to the port named by Imation or its Subsidiary, as the case may be, in the applicable Purchase Order forwarded pursuant to Section 4.2.
          (b) Any amounts payable under any provision of this Agreement by Imation and its Subsidiaries shall be paid without deduction or withholding for or on account of any Taxes. If Imation or its Subsidiary is required by law to deduct or withhold any Tax from or in respect of any amount payable hereunder to TDK other than Taxes payable by TDK under this Agreement: (i) Imation or such Subsidiary shall pay the relevant taxing or other authority the minimum amount necessary to comply with the applicable law; (ii) Imation or such Subsidiary shall make such payment prior to the date on which interest or penalty is attached thereto; and (iii) the amount payable hereunder shall be increased as may be necessary so that after Imation or such Subsidiary makes all required deductions or withholdings, TDK shall receive an amount equal to the amount it would have received had no such deductions or withholdings been made.
          (c) Neither TDK, on the one hand, nor Imation and its Subsidiaries, on the other hand, shall be responsible for taxes assessed on the other party’s net income.
6. Quality
     6.1 Inspection. TDK will use commercially reasonable efforts to inspect and sort all Products and ship to Imation Products conforming to all applicable warranties. Imation, however, reserves the right to inspect, upon reasonable advance notice and during normal business hours a reasonable number of times per year and subject to reasonable confidentiality and other restrictions, TDK’s facilities for manufacturing the Products.
     6.2 Acceptance. Imation, and any Imation Subsidiary ordering Products hereunder, will have the right, at its expense, to inspect and test units of the Products for a period of forty-five (45) days beginning on delivery by TDK at the CIF point (the “Acceptance Period”) and to accept or reject, on a per-unit basis, the Products based on whether the Products comply with the warranties set forth in Section 9. Imation will be deemed to have accepted the Products unless TDK receives written notice of rejection, specifying the units rejected and the basis therefore, within the Acceptance Period; provided that acceptance by Imation or its Subsidiaries under this Section 6.2 will not constitute a waiver of the warranties and remedies in Section 9. If Imation rejects non-conforming Products, the parties will determine by mutual agreement whether credit, repair or replacement is the appropriate remedy. Any return of non-conforming goods by Imation as provided in the foregoing will be via TDK’s return materials authorization (“RMA”) process. TDK will bear all costs of transportation and risk of loss for shipment of nonconforming Products to and from Imation or its Subsidiaries and Imation will bear all other costs of transportation and risk of loss for shipment of conforming Products to and from Imation or its Subsidiaries.

     6.3 Quality Management. TDK will participate on a non-binding basis only in Imation’s Total Quality Management programs upon request by Imation. The parties will mutually agree on an initial quality plan implementing such programs (the “Quality Plan”). The parties acknowledge and agree that any quality programs and the Quality Plan, and any criteria, targets and goals in connection with any of the foregoing, are not binding in any way and will not affect in any manner TDK’s obligations in connection with this Agreement or otherwise, including without limitation the warranties set forth in Section 9 and the Product Specifications.
7. Packaging and Labeling
     7.1 Packaging Specifications. All Products sold by TDK to Imation or its Subsidiaries will comply with the labeling, artwork and packaging specifications set forth on Exhibit VI (collectively, the “Packaging Specifications”), which may be amended, modified or supplemented only by mutual written agreement of TDK and Imation. TDK will purchase sufficient quantities of packaging supplies, artwork and/or labeling in order to supply Products in accordance with the Packaging Specifications and agreed lead times. TDK will own all packaging supplies until they are shipped with the Products.
     7.2 Use of Trademarks. TDK and Imation will work together to ensure that the Packaging Specifications will at all times be in compliance with the Quality Guidelines.
8. Product Technical and Customer Support
     TDK will provide third-level technical support, i.e., engineering rather than direct customer or day-to-day Product support.
9. Warranties
     9.1 Compliance with Laws, etc. TDK and Imation each agrees to comply with all laws, regulations, ordinances and rules that pertain to its business. In addition, TDK represents and warrants that Products sold to Imation under this Agreement will have been manufactured and sold in compliance with Restriction of the use of certain Hazardous Substances in electrical and electronic equipment in the European Union (“RoHS”) and certain other laws, regulations, ordinances and rules agreed upon by the parties in writing from time to time (collectively, “Rules”). Upon request, each party will reasonably cooperate with the other regarding compliance with the Rules. TDK will also ensure that the results of any changes or modifications to the Products as permitted under this Agreement will comply with the Rules and TDK will use commercially reasonable efforts to minimize any adverse effect of such change. Imation will not unreasonably withhold its consent to changes or modifications intended to ensure such compliance.

     9.2 Additional Warranties. TDK represents and warrants that for a period of eighteen (18) months from the date of delivery to the CIF point, the Products (i) are free from material defects in materials and workmanship; and (ii) conform to all Product Specifications and Packaging Specifications. The foregoing warranties shall not apply to any Products that are defective in whole or in part because of: (a) accident, abuse, misuse, negligence, modification, or improper maintenance (including static discharge, improper installation, repair, or accident) except when done by TDK; (b) a product, service or subcomponent (within a Product) that a vendor or supplier required or controlled by Imation or any of its Subsidiaries provides, qualifies, controls, or is otherwise responsible for; or (c) use or storage in an environment other than an environment specified in the Product Specifications.
     9.3 Remedies. If any Product fails to meet the warranties given in this Section 9, TDK will, as agreed with Imation or its Subsidiary, provide a credit for, repair or replace the nonconforming Product within a reasonable time after written notification of the nonconformity and return of the Product via TDK’s RMA process to TDK. TDK will bear all costs of transportation and risk of loss for shipment of nonconforming Products to and from Imation or its Subsidiaries and Imation will bear all other costs of transportation and risk of loss for shipment of conforming Products to and from Imation or its Subsidiaries. Acceptance by Imation or its Subsidiaries of delivery of any Product or payment therefor will not constitute a waiver of any warranty under this Agreement.
     9.4 Disclaimer of Other Warranties. EXCEPT FOR THE EXPRESS WARRANTIES STATED IN THIS SECTION 9 (WARRANTIES), TDK DOES NOT PROVIDE AND HEREBY DISCLAIMS TO THE MAXIMUM EXTENT ALLOWED UNDER APPLICABLE LAW ALL WARRANTIES (EXPRESS, IMPLIED OR OTHERWISE) RELATING TO THE PRODUCTS, PRODUCT SPECIFICATIONS, OR OTHER INFORMATION PROVIDED HEREUNDER, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ANY WARRANTIES THAT MAY ARISE FROM COURSE OF DEALING, COURSE OF PERFORMANCE OR USAGE OF TRADE. IN ADDITION, THE REMEDIES SET FORTH IN THIS SECTION 9 CONSTITUTE THE SOLE AND COMPLETE RIGHTS AND REMEDIES OF IMATION AND ITS SUBSIDIARIES AND SOLE OBLIGATION AND LIABILITY OF TDK FOR BREACH OF THE WARRANTIES IN THIS SECTION 9.
10. Indemnification
     10.1 Product Liability. Each party will indemnify and hold harmless the other party, its Subsidiaries and their respective directors, officers, employees, contract workers and agents against any Loss arising from or relating to any Third-Party Action alleging any injury to or death of any person or damage to or destruction of property resulting from any defect in a Product caused by the indemnifying party’s defective materials or workmanship or negligent, reckless or willful act or omission, but specifically excluding defects caused by a negligent, reckless or willful act or omission of the other party, its Subsidiary or any of their respective employees, contract workers, agents or other representatives.
     10.2 Intellectual Property. TDK will indemnify and hold harmless Imation, its Subsidiaries and their respective directors, officers, employees, contract workers and agents (collectively, “Imation Indemnified Parties”) against any Loss arising from or relating to any Third-Party Action alleging that any Product as supplied by TDK and except with respect to the TDK Trademarks infringes or misappropriates any patent, copyright, trademark, trade secret or other intellectual property right of any third party; provided, however, that TDK will have no indemnification obligation under this Section 10.2: (a) if the alleged infringement or misappropriation is primarily attributable to the designs or specifications of Imation except to the extent that such designs or specifications (i) are TDK’s specifications or designs for the particular Product in question or (ii) are required for compliance with a then-current industry standard established by a recognized standards organization; (b) to the extent that the Third-Party Action arises from or is caused by any modification of a Product by Imation or a third party not authorized by TDK; or (c) to the extent that the Third-Party Action would have been avoided but for the combination, operation, or use of the Product with devices, parts, software or other materials not supplied or approved by TDK. Except to the extent TDK is obligated to indemnify any Imation Indemnified Parties pursuant to this Section 10.2, Imation will indemnify and hold harmless and defend TDK, its Subsidiaries or their respective directors, officers, employees, contract workers and agents against any Loss arising from or relating to any Third-Party Action alleging that any Product supplied by TDK and resold by Imation or its Subsidiaries infringes or misappropriates any patent, copyright, trademark, trade secret or other intellectual property right of any third party.

     10.3 Claims. The party entitled to be indemnified (the “Indemnified Party”) will give prompt written notice to the party liable for such indemnification (the “Indemnifying Party”) of any Third-Party Action which is reasonably anticipated to give rise to any claim for which indemnification may be required under this Agreement; provided, however, that the failure of the Indemnified Party to provide such notice will not affect the Indemnifying Party’s obligations under this Section 10 if such failure does not materially prejudice the Indemnifying Party. If the Indemnified Party notifies the Indemnifying Party of a Third-Party Action against the Indemnified Party that the Indemnifying Party acknowledges is a Third-Party Action for which it must indemnify the Indemnified Party under this Supply Agreement, the Indemnifying Party will be entitled to assume the defense and control of the Third-Party Action at its own cost and expense; provided, however, that the Indemnified Party (as applicable) will have the right to be represented by its own counsel at its own cost in such matters. Neither Imation nor TDK may concede, settle or compromise any Third-Party Action without the consent of the other party, such consents not to be unreasonably withheld or delayed. Each party will reasonably cooperate with the other party and its counsel in the course of the defense of any the Third-Party Action, such cooperation to include without limitation using reasonable efforts to provide or make available documents, information and witnesses.
11. Confidentiality
     11.1 Definition. “Confidential Information” means all information disclosed by one party to the other party (the “Recipient”) (in writing, orally or in any other form) that is (i) designated, at or before the time of disclosure, as confidential and (ii) the Product Specifications; the specifications for any new version of a Product or any new Removable Recording Media Product or Accessory Product disclosed in connection with Section 3.1; the New Product Specifications; Imation’s Purchase Orders and forecasts for purchases of the Products; and the supply price, pricing trends and related information disclosed in connection with Exhibit III. The party disclosing Confidential Information shall be a “Discloser” and the party receiving Confidential Information shall be a “Recipient.”
     11.2 Exclusions. Confidential Information does not include information or material that (a) is now, or hereafter becomes, through no act or failure to act on the part of the Recipient, generally known or available; (b) is or was known by the Recipient at or before the time such information or material was received from the Discloser; (c) is furnished to the Recipient by a third party that is not under an obligation of confidentiality to the Discloser with respect to such information or material; or (d) is independently developed by the Recipient. For the avoidance of doubt, nothing in this Section 11.2 shall modify or limit in any way TDK’s obligations in the Acquisition Agreement with respect to Confidential Information (as such term is defined in the Acquisition Agreement).

     11.3 Restrictions on Use. During the term of this Agreement and for a period of three (3) years thereafter, the Recipient shall hold Confidential Information in confidence and shall not disclose to third parties or use such information for any purpose whatsoever other than as necessary in order to fulfill its obligations or exercise its rights under this Agreement. The Recipient shall take all reasonable measures to protect the confidentiality of the Discloser’s Confidential Information in a manner that is at least protective as the measures it uses to maintain the confidentiality of its own Confidential Information of similar importance. Notwithstanding the foregoing, the Recipient may disclose the Discloser’s Confidential Information: (a) to employees and consultants that have a need to know such information, provided that each such employee and consultant is under a duty of nondisclosure that is consistent with the confidentiality and nondisclosure provisions herein; and (b) to the extent the Recipient is legally compelled to disclose such Confidential Information, provided that if permitted by applicable law and regulations the Recipient shall give advance notice of such compelled disclosure to the Discloser, and shall cooperate with the Discloser in connection with any efforts to prevent or limit the scope of such disclosure and/or use of the Confidential Information.
12. Guaranty
     12.1 Guaranty. Imation hereby irrevocably and unconditionally guarantees to TDK the punctual performance and payment of all the obligations and liabilities of each of its Subsidiaries under any Purchase Orders submitted in connection with this Agreement (the “Guaranteed Obligations”), when and as due, and agrees that if for any reason whatsoever any of Imation’s Subsidiaries fails to or is unable to duly, punctually and fully perform or pay any of the Guaranteed Obligations when and as due, upon notice in writing from TDK to Imation, Imation shall promptly perform or pay each and every such Guaranteed Obligation.
     12.2 Absolute Nature. The guaranty provided by Imation under this Section 12 is an absolute, irrevocable, unconditional and continuing guarantee of the prompt and complete payment and performance of the Guaranteed Obligations, and Imation guarantees that the Guaranteed Obligations will be paid and performed strictly in accordance with their terms, in every case irrespective of (and Imation hereby unconditionally and irrevocably waives any defense arising out of or in respect of):
          (a) the amendment of or extension of time for the payment or performance of any Guaranteed Obligation; the waiver, compromise, settlement or release of any Guaranteed Obligation; or the extension, renewal, waiver of, or failure to exercise any right, remedy, power or privilege with respect to any Guaranteed Obligation;
          (b) the failure to give notice to any of Imation’s Subsidiaries or other Person (other than Imation) of a breach of any Guaranteed Obligation;
          (c) the bankruptcy, insolvency, dissolution or liquidation of any of Imation’s Subsidiaries, Imation, or other Person; any proceeding, voluntary or involuntary, with respect thereto; or the discharge, disaffirmance or rejection of any Guaranteed Obligation or agreement or instrument relating thereto;

          (d) any merger, consolidation or other reorganization to which any of Imation’s Subsidiaries, Imation or any other Person is a party, or any change, whether direct or indirect, in Imation’s relationship with any of its Subsidiaries, including any such change by reason of any merger or any sale, transfer, issuance, or other disposition of any stock of or other equity interest in such Subsidiary;
          (e) the existence, validity, enforceability, or extent of any security or collateral for or guarantee of the Guaranteed Obligations; the failure to create, preserve or perfect any such security, collateral or guarantee; any substitution, modification, exchange, release, settlement or compromise of any such security, collateral or guarantee; or the failure to apply any such security or collateral or to enforce such guarantee;
          (f) any inability to recover in full the Guaranteed Obligations by operation of law or for any other reason; or
          (g) any other circumstance, event or happening whatsoever, whether foreseen or unforeseen and whether similar or dissimilar to anything referred to above in this Section 12, that constitutes, or might be construed to constitute, a legal or equitable defense available to, or result in the discharge of, a surety or guarantor (other than payment and performance in full of the Guaranteed Obligations in accordance with their terms).
     12.3 Available Defenses. Nothing in this Section 12 shall constitute a waiver or limitation of any defense available to (a) any of Imation’s Subsidiaries to performance under any Purchase Order submitted in connection with this Agreement or (b) Imation in its capacity as primary obligor under (but not as guarantor of) any such Purchaser Order pursuant to Section 4.2 of this Agreement or otherwise.
     12.4 Reinstatement. The obligations of Imation under this Section 12 shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, to TDK by any of Imation’s Subsidiaries, Imation or any other Person is rescinded or must otherwise be returned by TDK upon the insolvency, bankruptcy, reorganization, dissolution, liquidation or other similar proceeding affecting any such Person or otherwise, all as though such payment had not been made.
     12.5 Not Guaranty of Collection Only. The guaranty provided by Imation under this Section 12 is a guaranty of due and punctual payment and performance, and not merely of collection, and the obligations of Imation under this Section 12 shall not be conditioned or contingent upon the pursuit by TDK at any time of any right or remedy against any of Imation’s Subsidiaries or any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations.
     12.6 Waivers. Imation hereby unconditionally and irrevocably waives: (a) any and all notice of the creation, renewal, modification, extension or accrual of the Guaranteed Obligations; (b) promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon any of Imation’s Subsidiaries, Imation or any other Person with respect to the Guaranteed Obligations; and (c) any requirement that any proceeding be brought against any of its Subsidiaries or any requirement to exhaust any right, power or remedy or to proceed against any of its Subsidiaries or against any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations, prior to any action against Imation under the terms of this Section 12.

     12.7 Subrogation. Until the final payment and performance in full of all of the Guaranteed Obligations owed by any of Imation’s Subsidiaries: (a) Imation shall not exercise any rights against such Subsidiary arising as a result of payment or performance by Imation under this Section 12 by way of subrogation, reimbursement, restitution, contribution or otherwise, and shall not prove any claim in competition with TDK in respect of any such payment or performance in any proceeding; (b) Imation shall not claim setoff, recoupment or counterclaim against such Subsidiary in respect of any liability of Imation to such Subsidiary; and (c) Imation waives any benefit of and any right to participate in any collateral security that may be held on account of the Guaranteed Obligations.
     12.8 No Obligation to File Claim. TDK shall not be obligated to file any claim relating to the Guaranteed Obligations owing to it by any of Imation’s Subsidiaries in the event that any such Subsidiary becomes subject to a bankruptcy, reorganization, or a similar proceeding, and the failure to so file shall not affect Imation’s obligations hereunder.
13. Term and Termination
     13.1 Term. The Supply Agreement will commence as of the Effective Date and remain in effect for the greater of five (5) years or for so long as TDK manufactures and continues to sell any Products.
13.2 Termination. Notwithstanding anything to the contrary in Section 13.1,
          (a) TDK may terminate this Agreement by giving written notice in the event that Imation is in breach of its obligation to pay any amount due and not disputed in good faith by Imation or portion of any amount due and not disputed in good faith by Imation and has failed to cure such breach within thirty (30) days of receipt of a written notice from TDK specifying the nature of such breach; and
          (b) either Imation or TDK may terminate this Agreement by giving written notice to the other (i) in the event that the other party is in material breach of this Agreement other than the breaches covered in (a) and has failed to cure such breach within ninety (90) days of receipt of a written notice from the first party specifying the nature of such breach; or (ii) upon any of the following:
               (i) the filing by the other party of a petition in bankruptcy or insolvency;
               (ii) any adjudication that the other party is bankrupt or insolvent;
               (iii) the filing by the other party of any legal action or document seeking reorganization, readjustment or arrangement of such party’s business under any law relating to bankruptcy or insolvency;
               (iv) the appointment of a receiver for all or substantially all of the property of the other party;

               (v) the making by the other party of any assignment for the benefit of creditors; or
               (vi) sixty (60) days after the institution of any proceedings for the liquidation or winding up of the business of, or for the termination of the corporate charter of, the other party if such proceedings are not dismissed such sixty (60) day period; and
          (c) either Imation or TDK may terminate this Agreement by giving written notice to the other in the event that the TDK Brand License or the OUS License, or both, is terminated for any reason.
     13.3 Effect of Termination. In the event of termination of this Agreement for any reason, the parties will have the following rights and obligations:
          (a) Expiration or termination of this Agreement will not release any party from the obligation to make payment that has accrued prior to such expiration or termination, including, without limitation, any obligation to pay any amount which is owing but unpaid or became due and payable under this Agreement prior to such expiration or termination.
          (b) The non-breaching party will have the right to cancel any or all accepted Purchase Orders which provide for shipment after the effective date of termination;
          (c) The parties’ obligations under Sections 9 through 14 will survive termination of this Agreement; and
          (d) Except as provided in Section 13.3 and without prejudice to any other remedies which either party may have for any breach of this Agreement, no party will be entitled to any compensation or payment from the other as a result of such termination.
14. General
     14.1 Products not in Inventory. Any Products supplied by TDK to Imation or its Subsidiaries after the Effective Date pursuant to binding purchase orders submitted by the Acquired Entities prior to the Effective Date that are not in Inventory shall be subject to the warranties given in Section 9 and the indemnification obligations in Section 10, except that, for purposes of such Products, Product Specifications and Packaging Specifications referenced in Section 9.2 shall be the actual published specifications and packaging specifications, respectively, for such Products as of the date of the applicable binding purchase order.
     14.2 Force Majeure. Except for the payment of monies due hereunder, neither party shall be responsible or have any liability for any delay or failure to perform to the extent due to unforeseen circumstances or causes beyond its reasonable control, including, without limitation, acts of God, earthquake, fire, flood, embargoes, labor disputes and strikes, riots, war, and acts of civil and military authorities (each, a “Force Majeure”); provided that such party gives the other party prompt written notice of the failure to perform and the reason therefor and uses its reasonable efforts to limit the resulting delay in its performance; provided, further, that, if such Force Majeure continues to prevent or delay performance of such party for more than one hundred twenty (120) days, either party may terminate this Agreement with respect to Products affected by such Force Majeure, effective immediately upon written notice thereof. To the extent that TDK is unable due to a Force Majeure affecting TDK to supply Imation or its Subsidiaries with a Product, Imation and its Subsidiaries may purchase a product comparable to such Product from one or more third parties for so long as such Force Majeure and for a reasonable transition period thereafter.

     14.3 No Third Party Beneficiaries. It is not the intention of this Agreement or of the parties hereto to confer a third party beneficiary right of action upon any third party or entity whatsoever, and nothing in this Agreement will be construed to confer upon any third party a right of action under this Agreement or otherwise.
     14.4 Amendment and Waiver. This Agreement may not be amended, a provision of this Agreement or any default, misrepresentation or breach of warranty or agreement under this Agreement may not be waived, and a consent may not be rendered, except in a writing executed by the party against which such action is sought to be enforced. Neither the failure nor any delay by any Person in exercising any right, power or privilege under this Agreement shall operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege shall preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. In addition, no course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement. The rights and remedies of the parties to this Agreement are cumulative and not alternative.
     14.5 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered by hand, upon confirmed receipt of a facsimile transmission, or two (2) days after being deposited with an overnight courier, to the below address or such other addresses as a party shall specify in a written notice to the other provided as contemplated herein.
If to Imation:
Imation Corp.
1 Imation Place
Oakdale, MN 55128, USA
Attn: Vice President, Sourcing
Facsimile No.: +1 (651) 704-5951
With a copy (which shall not constitute notice) to:
Imation Corp.
1 Imation Place
Oakdale, MN 55128, USA
Attn: General Counsel
Facsimile No.: +1 (651) 704-7121
If to TDK:
TDK Corporation
13-1 Nihonbashi 1-chome
Chuo-ku
Tokyo 103-8272
Japan

Attn:                                      Yoshiaki Hirota
Facsimile No.:                      (81) 3 5201-7135
With a copy (which shall not constitute notice) to:
Morrison Foerster
AIG Building, 11/F
1-3, Marunouchi 1-chome
Chiyoda-ku
Tokyo 100-0005
Attn:                                     Ken Siegel, Esq.
Facsimile No.:                      (81) 3 3214-6522
     14.6 No Assignment or Transfer. No party shall, or shall have the right to, assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, by operation of law or otherwise, this Agreement or any of its rights or obligations under this Agreement without the prior written consent of the other parties to this Agreement, each in its sole discretion; provided, that, in the event of a valid assignment of the TDK Brand License and the OUS License under Article 10.1 of the TDK Brand License and Article 10.1 of the OUS License in connection with a transaction constituting a Change of Control (as such term is defined in the TDK Brand License), and subject to Imation’s compliance with the terms of the TDK Brand License with respect to such Change of Control, Imation shall have the right to assign this Agreement to the Person (as such term is defined in the TDK Brand License) to which Imation validly assigned the TDK Brand License in connection with the transaction constituting such Change of Control. Except as expressly provided herein, any purported assignment, sale, transfer, sublicense, delegation or other disposition by any party shall be null and void.
     14.7 Injunctive Relief. Imation acknowledges that a breach by it of its obligations under this Agreement may cause TDK irreparable damage. Accordingly, Imation agrees that in the event of such breach or threatened breach, in addition to remedies at law, TDK shall have the right to seek injunctive or other equitable relief, without the necessity of posting any bond or other security, to prevent Imation’s violations of its obligations hereunder. TDK acknowledges that a breach of its obligations under this Agreement may cause Imation irreparable damage. Accordingly, TDK agrees that in the event of such breach or threatened breach, in addition to remedies at law, Imation shall have the right to seek injunctive or other equitable relief, without the necessity of posting any bond or other security, to prevent TDK’s violations of its obligations hereunder.
     14.8 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
     14.9 Complete Agreement. This Agreement and the Acquisition Agreement contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral.
     14.10 Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument. A facsimile signature shall be considered an original signature.

     14.11 Governing Law. This Agreement shall be governed by the laws of the State of New York, USA, which shall be the proper law hereof notwithstanding any rule or principle of conflict of laws under which any other body of law would be made applicable. The U.N. Convention on the International Sale of Goods shall not apply to, and is expressly excluded from, the purchase, sale and supply of Products under this Agreement.
     14.12 Dispute Resolution. To the extent that any dispute, controversy or claim between the parties arising out of, relating to, or in connection with this Agreement (including as to any breach, termination or validity hereof or thereof) cannot be solved amicably, either party may provide notice to the other that such dispute, controversy or claim is to be referred to the Strategic Relationship Committee and resolved as set forth in the TDK Brand License.
     14.13 Jurisdiction. Each of the parties submits to the exclusive jurisdiction of any state or federal court sitting at New York, New York in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect to any such action or proceeding.
     14.14 Interpretation. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or of any article, section or provision of this Agreement. Except as otherwise expressly stated, any reference to an Article, Section or Exhibit shall mean the corresponding article or section of, or exhibit to, this Agreement.
     14.15 Limitation of Consequential Damages and Liability. Except to the extent of a party’s indemnification obligations pursuant to Section 10 (Indemnification) or with respect to any breach of Section 11 (Confidentiality), as the case may be, in no event shall a party, its affiliates or any of its or their directors, officers, employees or agents be responsible or liable for any indirect, incidental, consequential, special, exemplary or punitive damages, or for any loss of profits, loss of revenue, loss resulting from interruption of business or loss of use or data, even if such party, its affiliates or any of their directors, officers, employees or agents has been advised of the possibility of such damages and notwithstanding any failure of essential purpose of any limited remedy of any kind, under any contract, negligence, strict liability or other theory, arising out of or relating in any way to this Agreement or its implementation. Except to the extent of a party’s indemnification obligations pursuant to Section 10, as the case may be, in no event shall the total collective liability of such party, its affiliates and any of its or their directors, officers, employees and agents arising out of or relating in any way to this Agreement or its implementation exceed the price, to Imation or its Subsidiaries, as the case may be, of the Products that are the subject of the claim. Each party has a duty to mitigate the damages that would otherwise be recoverable from the other party pursuant to this Agreement by taking appropriate and reasonable actions to reduce or limit the amount of any such damages.
[The remainder of this page is intentionally left blank]

     IN WITNESS WHEREOF, Imation and TDK have executed this Supply Agreement as of the Effective Date.

IMATION CORP.		TDK CORPORATION

By:	/s/ John L. Sullivan	By:	/s/ Shiro Nomi

Name:	John L. Sullivan	Name:	Shiro Nomi
Title:	Senior Vice President, General Counsel & Corporate Secretary	Title:	Senior Vice President

List of Exhibits
Exhibit I	–	Products

Exhibit II	–	Initial Product Prices

Exhibit III	–	Product Pricing Formula

Exhibit IV	–	Delivery Ports

Exhibit V	–	Product Specifications

Exhibit VI	–	Packaging Specifications

Exhibit VII	–	TDK Product Categories
Supply Agreement
Signature Page

EXHIBIT I
Products

Product	Region	Grade	Type	Length/Capacity
Compact Cassette
Compact Cassette	Japan	AE-G	Audio-in Type1	10min
Compact Cassette	Japan	AE-G	Audio-in Type1	20min
Compact Cassette	Japan	AE-G	Audio-in Type1	30min
Compact Cassette	Japan	AE-G	Audio-in Type1	46min
Compact Cassette	Japan	AE-G	Audio-in Type1	60min
Compact Cassette	Japan	AE-G	Audio-in Type1	90min
Compact Cassette	Japan	AE-G	Audio-in Type1	120min
Compact Cassette	Japan	AE-G	Audio-in Type1	150min
Compact Cassette	Japan	RK	Audio-in Type1	10min
Compact Cassette	Japan	RK	Audio-in Type1	60min
Compact Cassette	Japan	RK	Audio-in Type1	80min
Compact Cassette	Japan	RK	Audio-in Type1	90min
Compact Cassette	Japan	RK	Audio-in Type1	120min
Compact Cassette	Japan	MY&OUR	Audio-in Type1	10min
Compact Cassette	Japan	MY&OUR	Audio-in Type1	20min
Compact Cassette	Japan	CD1-U	Audio-in Type1	10min
Compact Cassette	Japan	CD1-U	Audio-in Type1	46min
Compact Cassette	Japan	CD1-U	Audio-in Type1	50min
Compact Cassette	Japan	CD1-U	Audio-in Type1	54min
Compact Cassette	Japan	CD1-U	Audio-in Type1	60min
Compact Cassette	Japan	CD1-U	Audio-in Type1	64min
Compact Cassette	Japan	CD1-U	Audio-in Type1	70min
Compact Cassette	Japan	CD1-U	Audio-in Type1	74min
Compact Cassette	Japan	CD1-U	Audio-in Type1	80min
Compact Cassette	Japan	CD1-U	Audio-in Type1	90min
Compact Cassette	Japan	CD1-U	Audio-in Type1	120min
Compact Cassette	Japan	CD1-U	Audio-in Type1	150min
Compact Cassette	Japan	CD2-U	Audio-in Type2	10min
Compact Cassette	Japan	CD2-U	Audio-in Type2	46min
Compact Cassette	Japan	CD2-U	Audio-in Type2	50min
Compact Cassette	Japan	CD2-U	Audio-in Type2	54min
Compact Cassette	Japan	CD2-U	Audio-in Type2	60min
Compact Cassette	Japan	CD2-U	Audio-in Type2	64min
Compact Cassette	Japan	CD2-U	Audio-in Type2	70min
Compact Cassette	Japan	CD2-U	Audio-in Type2	74min
Compact Cassette	Japan	CD2-U	Audio-in Type2	80min
Compact Cassette	Japan	CD2-U	Audio-in Type2	90min
Compact Cassette	Japan	CD2-U	Audio-in Type2	120min
Compact Cassette	Japan	CD2-U	Audio-in Type2	150min
Compact Cassette	Japan	CD2-R	Audio-in Type2	54min
Compact Cassette	Japan	CD2-R	Audio-in Type2	60min
Compact Cassette	Japan	CD2-R	Audio-in Type2	70min
Compact Cassette	Japan	CD2-R	Audio-in Type2	74min
Compact Cassette	Japan	CD2-R	Audio-in Type2	90min
Compact Cassette	Japan	CD2-R	Audio-in Type2	120min
Compact Cassette	Japan	DS2-N	Audio-in Type2	60min
Compact Cassette	Japan	DS2-N	Audio-in Type2	80min
Compact Cassette	Japan	DS2-N	Audio-in Type2	90min
Compact Cassette	Japan	DS2-S	Audio-in Type2	10min
Compact Cassette	Japan	DS2-S	Audio-in Type2	60min
Compact Cassette	Japan	DS2-S	Audio-in Type2	74min
Compact Cassette	Japan	DS2-S	Audio-in Type2	90min
Compact Cassette	Japan	DS2-S	Audio-in Type2	120min
Compact Cassette	Americas	AG-X	Audio-in Type1	60min
Compact Cassette	Americas	AG-X	Audio-in Type1	90min

1-1

Product	Region	Grade	Type	Length/Capacity
Compact Cassette
Compact Cassette	Americas	D-SX	Audio-in Type1	60min
Compact Cassette	Americas	D-SX	Audio-in Type1	90min
Compact Cassette	Americas	D-SX	Audio-in Type1	120min
Compact Cassette	Americas	BASS	Audio-in Type1	120min
Compact Cassette	Americas	D-ZM YDX	Audio-in Type1	60min
Compact Cassette	Americas	D-ZM YDX	Audio-in Type1	90min
Compact Cassette	Americas	D-ZM YDX	Audio-in Type1	120min
Compact Cassette	Americas	PWE-CX	Audio-in Type2	90min
Compact Cassette	Americas	PWE-CX	Audio-in Type2	110min
Compact Cassette	Americas	SA-SX	Audio-in Type2	60min
Compact Cassette	Americas	SA-SX	Audio-in Type2	90min
Compact Cassette	Americas	SM-EX	Audio-in Type2	10min
Compact Cassette	Americas	SM-EX	Audio-in Type2	20min
Compact Cassette	Americas	SM-EX	Audio-in Type2	30min
Compact Cassette	Americas	SM-EX	Audio-in Type2	60min
Compact Cassette	Americas	SM-EX	Audio-in Type2	90min
Compact Cassette	Europe	D-EB	Audio-in Type1	60min
Compact Cassette	Europe	D-EB	Audio-in Type1	90min
Compact Cassette	Europe	D-EB	Audio-in Type1	120min
Compact Cassette	Europe	FE-EB	Audio-in Type1	60min
Compact Cassette	Europe	FE-EB	Audio-in Type1	90min
Compact Cassette	Europe	SA-EB	Audio-in Type2	60min
Compact Cassette	Europe	SA-EB	Audio-in Type2	90min
Compact Cassette	Asia	B-CA	Audio-in Type1	46min
Compact Cassette	Asia	B-CA	Audio-in Type1	60min
Compact Cassette	Asia	B-CA	Audio-in Type1	90min
Compact Cassette	Asia	B-CA	Audio-in Type1	120min
Compact Cassette	Asia	B-CA-S	Audio-in Type1	46min
Compact Cassette	Asia	B-CA-S	Audio-in Type1	60min
Compact Cassette	Asia	B-CA-S	Audio-in Type1	90min
Compact Cassette	Asia	B-CA-S	Audio-in Type1	120min
Compact Cassette	Asia	D-CA	Audio-in Type1	46min
Compact Cassette	Asia	D-CA	Audio-in Type1	60min
Compact Cassette	Asia	D-CA	Audio-in Type1	90min
Compact Cassette	Asia	D-CA	Audio-in Type1	120min
Compact Cassette	Asia	D-CAP	Audio-in Type1	10min
Compact Cassette	Asia	D-CAP	Audio-in Type1	20min
Compact Cassette	Asia	D-CAP	Audio-in Type1	46min
Compact Cassette	Asia	D-CAP	Audio-in Type1	60min
Compact Cassette	Asia	D-CAP	Audio-in Type1	90min
Compact Cassette	Asia	D-CAP	Audio-in Type1	120min
Compact Cassette	Asia	SA-CA	Audio-in Type2	60min
Compact Cassette	Asia	SA-CA	Audio-in Type2	90min
Compact Cassette	Asia	AE-G	Audio-in Type1	60min
Compact Cassette	Asia	AE-G	Audio-in Type1	90min
Compact Cassette	Asia	AE-G	Audio-in Type1	120min
Endless Cassette
Endless Cassette[1]	Americas	AE-G	Endless Cassette	1min
Endless Cassette *	Americas	AE-G	Endless Cassette	3min
Endless Cassette *	Americas	AE-G	Endless Cassette	6min
Endless Cassette *	Japan	EC-MA (Endless)	Endless Cassette	1min
Endless Cassette *	Japan	EC-MA (Endless)	Endless Cassette	3min
Endless Cassette *	Japan	EC-MA (Endless)	Endless Cassette	6min
Micro Cassette
Micro Cassette	Europe	EC-MA (Endless)	Micro Cassette	30min
Micro Cassette	Europe	EC-MA (Endless)	Micro Cassette	60min
Micro Cassette	Europe	EC-MA (Endless)	Micro Cassette	90min
Micro Cassette	Americas	D-MC (Micro)	Micro Cassette	30min

[1]	Product to be discontinued in March 2008.

1-2

Product	Region	Grade	Type	Length/Capacity
Micro Cassette	Americas	D-MC (Micro)	Micro Cassette	60min
Micro Cassette	Americas	D-MC (Micro)	Micro Cassette	90min
Micro Cassette	Asia	D-MC (Micro)	Micro Cassette	60min
Micro Cassette	Asia	D-MC (Micro)	Micro Cassette	90min
Audio Head Cleaner
HCL (AUDIO DRY
Audio Head Cleaner	Japan	CLEANER)	Audio Head Cleaner	—
HCL (AUDIO DRY
Audio Head Cleaner	Asia	CLEANER)	Audio Head Cleaner	—
HCL (AUDIO DRY
Audio Head Cleaner	Europe	CLEANER)	Audio Head Cleaner	—
DAT
DAT	Americas	DAT	DAT	64min
DAT	Americas	DAT	DAT	90min
DAT	Americas	DAT	DAT	120min
DAT	Japan	DAT	DAT	46min
DAT	Japan	DAT	DAT	64min
DAT	Japan	DAT	DAT	74min
DAT	Japan	DAT	DAT	90min
DAT	Japan	DAT	DAT	120min
DAT	Japan	DAT	DAT	180min
DAT	Europe	DAT	DAT	64min
DAT	Europe	DAT	DAT	90min
DAT	Europe	DAT	DAT	120min
DAT	Europe	DAT	DAT	180min
DAT	Asia	DAT	DAT	64min
DAT	Asia	DAT	DAT	90min
DAT	Asia	DAT	DAT	120min
DAT	Asia	DAT	DAT	12~16min
DAT	Asia	DAT	DAT	64min
DAT	Asia	DAT	DAT	90min
DAT	Asia	DAT	DAT	120min
DAT	Asia	DAT	DAT	64min
DAT	Asia	DAT	DAT	90min
DAT	Asia	DAT	DAT	120min
MiniDV
MiniDV	Europe	DVC STD	DVC-in STD	60min
MiniDV	Americas	DVC STD	DVC-in STD	60min
MiniDV	Japan	DVC STD	DVC-in STD	60min
MiniDV	Europe	DVC STD	DVC-in STD	30min
MiniDV	Europe	DVC STD	DVC-in STD	60min
MiniDV	Asia	DVC STD	DVC-in STD	60min
MiniDV	Europe	DVC STD	DVC-in Thermal Printed	60min
MiniDV	Japan	DVC STD	DVC-in Thermal Printed	60min
MiniDV	Europe	DVC STD	DVC-in Thermal Printed	60min
MiniDV	Asia	DVC STD	DVC-in Thermal Printed	60min
MiniDV	Europe	DVC MASTER	DVC-in MASTER	60min
MiniDV	Japan	DVC MASTER	DVC-in MASTER	60min
MiniDV	Europe	DVC MASTER	DVC-in MASTER	60min
MiniDV	Asia	DVC MASTER	DVC-in MASTER	60min
MiniDV	Europe	HDV STD	DVC-in HDV	60/63min
MiniDV	Americas	HDV STD	DVC-in HDV	60/63min
MiniDV	Japan	HDV STD	DVC-in HDV	60/63min
MiniDV	Asia	DVC MASTER	DVC-in HDV	60min
MiniDV	Asia	HDV STD	DVC-in HDV	60/63min
MiniDV Head Cleaner	Europe	DVCL (DVC DRY CLEACN	Mini-DV Head Cleaner	—
MiniDV Head Cleaner	Americas	DVCL (DVC DRY CLEACN	Mini-DV Head Cleaner	—

1-3

Product	Region	Grade	Type	Length/Capacity
MiniDV Head Cleaner	Japan	DVCL (DVC DRY CLEACN	Mini-DV Head Cleaner	—
MiniDV Head Cleaner	Europe	DVCL (DVC DRY CLEACN	Mini-DV Head Cleaner	—
MiniDV Head Cleaner	Asia	DVCL (DVC DRY CLEACN	Mini-DV Head Cleaner	—
Video8
Video8	Europe	8MM HS/MP	8MM-in HS/MP	60min
Video8	Europe	8MM HS/MP	8MM-in HS/MP	90min
Video8	Europe	8MM HS/MP	8MM-in HS/MP	120min
Video8	Americas	8MM HS/MP	8MM-in HS/MP	120min
Video8	Europe	8MM HS/MP	8MM-in HS/MP	60min
Video8	Europe	8MM HS/MP	8MM-in HS/MP	90min
Video8	Asia	8MM HS/MP	8MM-in HS/MP	60min
Video8	Asia	8MM HS/MP	8MM-in HS/MP	90min
Video8	Asia	8MM HS/MP	8MM-in HS/MP	120min
Video8	Asia	8MM HS/MP	8MM-in HS/MP	90min
Video8	Asia	8MM HS/MP	8MM-in HS/MP	60min
Video8	Asia	8MM HS/MP	8MM-in HS/MP	90min
Video8	Asia	8MM HS/MP	8MM-in HS/MP	120min
Video8	Europe	8MM HG/EHG	8MM-in HG/EHG	90min
Video8	Asia	8MM HG/EHG	8MM-in HG/EHG	60min
Video8	Asia	8MM HG/EHG	8MM-in HG/EHG	90min
Video8	Europe	HI-8 HMP	8MM-in HI-8 HMP	60min
Video8	Europe	HI-8 HMP	8MM-in HI-8 HMP	90min
Video8	Americas	HI-8 HMP	8MM-in HI-8 HMP	120min
Video8	Japan	HI-8 HMP	8MM-in HI-8 HMP	120min
Video8	Europe	HI-8 HMP	8MM-in HI-8 HMP	60min
Video8	Europe	HI-8 HMP	8MM-in HI-8 HMP	90min
Video8	Asia	HI-8 HMP	8MM-in HI-8 HMP	120min
Video8	Asia	HI-8 HMP	8MM-in HI-8 HMP	90min
Video8	Asia	HI-8 HMP	8MM-in HI-8 HMP	60min
Video8	Asia	HI-8 HMP	8MM-in HI-8 HMP	90min
Video8	Asia	HI-8 HMP	8MM-in HI-8 HMP	120min
Video8	Asia	HI-8 ME	8MM-in HI-8 ME/D8	90min
Video8 Head Cleaner	Europe	8CL (8MM DRY CLEANER	8mm Head Cleaner	—
Video8 Head Cleaner	Americas	8CL (8MM DRY CLEANER	8mm Head Cleaner	—
Video8 Head Cleaner	Japan	8CL (8MM DRY CLEANER	8mm Head Cleaner	—
Video8 Head Cleaner	Europe	8CL (8MM DRY CLEANER	8mm Head Cleaner	—
Video8 Head Cleaner	Asia	8CL (8MM DRY CLEANER	8mm Head Cleaner	—
VHS-C
VHS-C	Europe	VHS-C HS	VHS-C-in HS	45min
VHS-C	Europe	VHS-C HS	VHS-C-in HS	30min
VHS-C	Europe	VHS-C HS	VHS-C-in HS	45min
VHS-C	Asia	VHS-C HS	VHS-C-in HS	45min
VHS-C	Europe	VHS-C HG/EHG	VHS-C-in HG/EHG	45min
VHS-C	Europe	VHS-C HG/EHG	VHS-C-in HG/EHG	60min
VHS-C	Americas	VHS-C HG/EHG	VHS-C-in HG/EHG	30min
VHS-C	Europe	VHS-C HG/EHG	VHS-C-in HG/EHG	30min
VHS-C	Europe	VHS-C HG/EHG	VHS-C-in HG/EHG	45min
VHS-C	Europe	VHS-C HG/EHG	VHS-C-in HG/EHG	60min
VHS-C	Asia	VHS-C HG/EHG	VHS-C-in HG/EHG	45min
VHS-C Head Cleaner	Europe	VCL (VHS-C DRY CLEAN	VHS-C Head Cleaner	—
VHS-C Head Cleaner	Asia	VCL (VHS-C DRY CLEAN	VHS-C Head Cleaner	—
BD-R
BD-R	Asia	BLU-RAY R AV BARE	Single Layer	25GB

1-4

Product	Region	Grade	Type	Length/Capacity
BD-R	Asia	BLU-RAY R PC BARE	Single Layer	25GB
BD-R	Americas	BLU-RAY R PC BARE	Single Layer	25GB
BD-R	Europe	BLU-RAY R PC BARE	Single Layer	25GB
BD-R	Japan	BLU-RAY R AV BARE	Single Layer	135min/25GB
BD-R	Japan	BLU-RAY R PC BARE	Single Layer	25GB
BD-R	Europe	BLU-RAY R PC BARE	Single Layer	25GB
BD-R	Asia	BLU-RAY R AV BARE	Single Layer	25GB
BD-R	Asia	BLU-RAY R PC BARE	Single Layer	25GB
BD-R	Asia	BLU-RAY R AV BARE	Single Layer	25GB
BD-R	Asia	BLU-RAY R PC BARE	Single Layer	25GB
BD-R	Asia	BLU-RAY R AV BARE DL	Dual Layer	50GB
BD-R	Americas	BLU-RAY R PC BARE DL	Dual Layer	50GB
BD-R	Europe	BLU-RAY R PC BARE DL	Dual Layer	50GB
BD-R	Japan	BLU-RAY R AV BARE DL	Dual Layer	270min
BD-R	Japan	BLU-RAY R PC BARE DL	Dual Layer	50GB
BD-R	Europe	BLU-RAY R PC BARE DL	Dual Layer	50GB
BD-R	Asia	DVD-R DATA DL	Dual Layer	8.5GB
BD-R	Asia	BLU-RAY R AV BARE DL	Dual Layer	50GB
BD-R	Asia	BLU-RAY R PC BARE DL	Dual Layer	50GB
BD-RE
BD-RE	Asia	BLU-RAY RE AV BARE	Single Layer	25GB
BD-RE	Asia	BLU-RAY RE PC BARE	Single Layer	25GB
BD-RE	Americas	BLU-RAY RE PC BARE	Single Layer	25GB
BD-RE	Europe	BLU-RAY RE PC BARE	Single Layer	25GB
BD-RE	Japan	BLU-RAY RE AV BARE	Single Layer	135min/25GB
BD-RE	Japan	BLU-RAY RE AV TYPE1	Single Layer	120min
BD-RE	Japan	BLU-RAY RE AV TYPE1	Single Layer	135min/25GB
BD-RE	Japan	BLU-RAY RE PC BARE	Single Layer	25GB
BD-RE	Europe	BLU-RAY RE PC BARE	Single Layer	25GB
BD-RE	Asia	BLU-RAY RE AV BARE	Single Layer	25GB
BD-RE	Asia	BLU-RAY RE AV TYPE1	Single Layer	135min/25GB
BD-RE	Asia	BLU-RAY RE PC BARE	Single Layer	25GB
BD-RE	Asia	BLU-RAY RE AV BARE	Single Layer	25GB
BD-RE	Asia	BLU-RAY RE PC BARE	Single Layer	25GB
BD-RE	Asia	BLU-RAYRE AV BARE DL	Dual Layer	50GB
BD-RE	Americas	BLU-RAYRE PC BARE DL	Dual Layer	50GB

1-5

Product	Region	Grade	Type	Length/Capacity
BD-RE	Japan	BLU-RAYRE AV BARE DL	Dual Layer	270min
BD-RE	Japan	BLU-RAYRE PC BARE DL	Dual Layer	50GB
BD-RE	Europe	BLU-RAYRE PC BARE DL	Dual Layer	50GB
BD-RE	Asia	BLU-RAYRE AV BARE DL	Dual Layer	50GB
PD
PD	Asia	PD-RE CARTRIDGE	Single Layer	23GB
PD	Americas	PD-RE CARTRIDGE	Single Layer	23GB
PD	Europe	PD-RE CARTRIDGE	Single Layer	23GB
PD	Asia	PD-RE CARTRIDGE	Single Layer	23GB
DDS
DDS-3	Asia	DDS3	DDS	12GB
DDS-3	Americas	DDS3	DDS	12GB
DDS-3	Europe	DDS3	DDS	12GB
DDS-3	Japan	DDS3	DDS	12GB
DDS-3	Europe	DDS3	DDS	12GB
DDS-3	Asia	DDS3	DDS	12GB
DDS-4	Americas	DDS4	DDS	20GB
DDS-4	Europe	DDS4	DDS	20GB
DDS-4	Japan	DDS4	DDS	20GB
DDS-4	Europe	DDS4	DDS	20GB
DDS-4	Asia	DDS4	DDS	20GB
DAT72
DAT72	Asia	DDS5	DDS	36GB
DAT72	Americas	DDS5	DDS	36GB
DAT72	Europe	DDS5	DDS	36GB
DAT72	Japan	DDS5	DDS	36GB
DAT72	Europe	DDS5	DDS	36GB
DAT72	Asia	DDS5	DDS	36GB
DAT160
DAT160	Asia	DAT160	DDS	80GB
DAT160	Americas	DAT160	DDS	80GB
DAT160	Japan	DAT160	DDS	80GB
DAT160	Europe	DAT160	DDS	80GB
DAT160 Cleaning Cartridge	Japan	DAT160 CLEANER	DDS	—
DAT160 WORM[2]	Americas	DAT160 WORM	DDS	80GB
DAT160 WORM †	Japan	DAT160 WORM	DDS	80GB
DAT160 WORM †	Europe	DAT160 WORM	DDS	80GB
LTO
LTO Ultrium1	Asia	LTO TYPE1	LTO	100GB
LTO Ultrium1	Americas	LTO TYPE1	LTO	100GB
LTO Ultrium1	Europe	LTO TYPE1	LTO	100GB
LTO Ultrium1	Japan	LTO TYPE1	LTO	100GB
LTO Ultrium2	Asia	LTO TYPE2	LTO	200GB
LTO Ultrium2	Americas	LTO TYPE2	LTO	200GB
LTO Ultrium2	Europe	LTO TYPE2	LTO	200GB
LTO Ultrium2	Japan	LTO TYPE2	LTO	200GB
LTO Ultrium3	Asia	LTO TYPE3	LTO	400GB
LTO Ultrium3	Americas	LTO TYPE3	LTO	400GB
LTO Ultrium3	Europe	LTO TYPE3	LTO	400GB
LTO Ultrium3	Japan	LTO TYPE3	LTO	400GB
LTO Ultrium3 WORM	Americas	LTO TYPE3 WORM	LTO	400GB

[2]	Product to be launched in September 2007.

1-6

Product	Region	Grade	Type	Length/Capacity
LTO Ultrium3 WORM	Europe	LTO TYPE3 WORM	LTO	400GB
LTO Ultrium3 WORM	Japan	LTO TYPE3 WORM	LTO	400GB
LTO Ultrium3 WORM	Europe	LTO TYPE3 WORM	LTO	400GB
LTO Ultrium4	Americas	LTO TYPE4	LTO	800GB
LTO Ultrium4	Europe	LTO TYPE4	LTO	800GB
LTO Ultrium4	Japan	LTO TYPE4	LTO	800GB
LTO Ultrium4	Europe	LTO TYPE4	LTO	800GB
LTO Ultrium4 WORM	Americas	LTO TYPE4	LTO	800GB
LTO Ultrium4 WORM	Europe	LTO TYPE4	LTO	800GB
LTO Ultrium4 WORM	Japan	LTO TYPE4	LTO	800GB
LTO Ultrium4 WORM	Europe	LTO TYPE4	LTO	800GB
LTO Universal Cleaning Cartridge	Asia	LTO CLEANER	LTO	—
LTO Universal Cleaning Cartridge	Americas	LTO CLEANER	LTO	—
LTO Universal Cleaning Cartridge	Europe	LTO CLEANER	LTO	—
LTO Universal Cleaning Cartridge	Japan	LTO CLEANER	LTO	—
Other
D1480A	Japan	D1480	D1480/90	210MB
D1490E	Europe	D1490E	D1480/90	810MB
D1490E	Japan	D1490E	D1480/90	810MB
D1490E	Europe	D1490E	D1480/90	810MB
D1490E	Asia	D1490E	D1480/90	810MB
D3	Japan	D3 STD STYPE	D3	46min
D3	Japan	D3 STD MTYPE	D3	90min
D3	Japan	D3 STD LTYPE	D3	180min
HD D5	Japan	D5 HD MTYPE	D5	30min
HD D5	Japan	D5 HD MTYPE	D5	64min
HD D5	Japan	D5 HD LTYPE	D5	120min

1-7

EXHIBIT II
Initial Product Prices
1.	Methodology for Initial Product Prices

**

**	The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

II-1

2.	List of Initial Product Prices
**

**	The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

II-2

EXHIBIT III
Product Pricing Formula
Unless other prices are specifically agreed to by the parties on a case-by-case basis, TDK’s price for supplying the Product will be those prices set by the parties as follows:
**

**	The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

III-1

EXHIBIT IV
Delivery Ports
**

**	The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

IV-1

EXHIBIT V
Product Specifications
**

**	The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

V-1

EXHIBIT VI
Packaging Specifications
**

**	The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

VI-1

EXHIBIT VII
TDK Product Categories
**

**	The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

VII-1